EXHIBIT 10.14

                              Careermag.com - Avert

                            Distribution Partnership
                                   Term Sheet
                                  June 8, 1999

Careermag.com and Avert desire to enter into an agreement for the distribution of Avert Services and Products to Careermag.com customers and prospects. The following terms and conditions are agreed to for the purpose of constructing a Distribution Partnership agreement.

Overview

o This agreement includes the marketing of AvertAdvantage memberships to Careermag.com current clients and potential clients of HRLibrarry.com. and Global Employment Solutions (GES).

o    Avert shall be responsible to develop and maintain  products,  services and
     any  mutually  agreed  to  integration  between   Careermag.com  and  Avert
     processing environments.

o Careermag.com shall be responsible to market and obtain orders for AvertAdvantage memberships to its customer and prospect base. Careermag.com delivered customer shall be defined as a customer who has executed a Careermag.com / Avert co-branded user agreement.

o Careermag.com may elect as an alternative to providing a "delivered customer" to Avert to provide a qualified lead for follow up by Avert New Customer Sales Representatives.


Product Offering and Product Price

o Advantage Online memberships shall include unlimited First Check and Instant Address Locator products, unlimited access to the HRCare site, unlimited email access of the Knowledgelink HR help desk, unlimited access to Advantage online documents and a 15% discount on all additional Avert products through the Avertnet OrderXpert site.

o Careermag.com may elect to resell Advantage Online memberships directly to its target market or may elect to package Advantage Online as part of its HRLibrarry or other subscription program. In either case it is agreed that the customer perception of the value of such offering is at least $20.00 per month.

Avert may increase prices for Advantage Online memberships consistent with its AvertAdvantage Online memberships pricing. Avert will notify Careermag.com of such price increase 90 days prior to the effective date of the price change.


Revenue Sharing or Commission programs

o Careermag.com shall be entitled to 40% of the list price for Advantage Online memberships (currently $20.00 per month list price) for all "delivered customers" or leads that result in an Advantage Online customer. Payment will be in the form of a commission for all "delivered customers" billed through customary Avert billing methods. Payment will be in the form of a 40% discount off list price for Advantage Online memberships if memberships are sold as a part of other Careermag.com subscription programs.

o In the event Careermag.com forwards a client contact as a lead to Avert NCS and client subsequently agrees to an Advantage Online memberships payment to Careermag.com shall commence on the sixth month of customer payments to Avert.

o Careermag.com shall also earn a commission for all additional products ordered by Careermag.com "delivered customers." The commission will be 5% of product revenues for the first twelve months and 10% of product revenue thereafter as long as the customer continues the Advantage Online membership. Product commissions are not payable for clients forwarded to Avert NCS as leads.


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Careermag.com Agrees to:

o    Forward  completed  order  documents   including  any  documents  for  FCRA
     compliance.

o Email Careermag.com clients with any start up and/or customer training materials.

o Be responsible for the costs associated with the production of all sales literature and sales training.

o Make payments to Avert for products and services ordered under this agreement within 30 days of invoice.

o    Allow on-site visits at Averts option to Careermag.com place of business

o    Market Advantage Online memberships to its customers and clients

o Keep Avert informed of problems encountered with Avert products and services

o    Indemnification of Avert from Careermag.com non compliance under FCRA

Avert Agrees to:

o    Assist with development of marketing materials and sales training materials

o    Provide sales support from its offices in Ft. Collins

o Provide additional billable sales support for certain accounts when requested by Careermag.com

o Perform all customer set up activities within 48 hours of receipt of a "delivered customer" user agreement.

o Upsell Careermag.com "delivered customers" with the same frequency and urgency as its own direct customers.

o Process and fulfill orders in the same manner and urgency as its direct customers

o Provide copies of all compliance documents in electronic format to Careermag.com for distribution to Careermag.com acquired clients.

o    Allow visits at Careermag.com option to Avert headquarters

o Inform Careermag.com of problems with Avert products or services, changes in products and services and required changes in marketing or sales documents relating to changes in products and services

o Assist Careermag.com in integrating Avert OrderXpert into Careermag.com processing environment.

o    Indemnification   of   Careermag.com   from  costs  associated  with  Avert
     non-compliance under the FCRA.


Events of Default and remedies of default

o Either party may terminate the agreement for reasons of default. Injured party will provide written notification of default. The party in default shall have 30 days to remedy the default condition prior to termination of the agreement.

o Parties will treat each other's confidential information as equivalent its own confidential material for five years from the receipt of such information. Confidential materials do not include information in the public domain or disclosed by third parties not a party to this agreement. In the event of termination all confidential materials shall be returned to the owner party.



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o    Nether  party shall hire an employee of the other party  during the term of this agreement or for one year following the termination of this agreement.

o    Official   notification   for  each  party  shall  be  Gary  Resnikoff  for
     Careermag.com and Leonard Koch for Avert Inc.


Term and Termination

o The term of the agreement shall be for one year with an automatic one-year renewal unless either party provides 30 days prior written notice of cancellation. Cancellation may for any reason.

o The agreement shall terminate, if not terminated as per the provisions of the agreement, after seven years from the effective date of the agreement.



----------------------------                --------------------------------
Gary Resnikoff                              Leonard Koch
President, Careermag.com                    VP Business Development, Avert. Inc.